                                                             EXHIBIT 99.23(h)(6)


                          SUB-TRANSFER AGENCY AGREEMENT

         AGREEMENT made this 1st day of December, 1999, between OLD KENT SECURITIES CORPORATION ("Old Kent") a Michigan corporation, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation.

         WHEREAS, Old Kent has entered into a Transfer Agency Agreement, dated December 1, 1999 (the "Services Agreement"), with The Kent Funds (the "Company"), a Massachusetts business trust registered with the Securities and Exchange Commission (the "Commission"), concerning the provision of various services, including but not limited to transfer agency services, for the investment portfolios of the Company, all as now or hereafter may be established from time to time (individually referred to herein as a "Fund" and collectively as the "Funds");

         WHEREAS, Old Kent desires to retain BISYS to assist it in performing certain transfer agency services for the Funds; and

         WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.     Services as the Sub-Transfer Agent.

                  Subject to the supervision, direction and control of the Trust's Board of Trustees, BISYS shall perform the transfer agency services set forth in Schedule A hereto. BISYS agrees to perform such services in accordance with the service standards set forth in Schedule B hereto. BISYS also agrees to perform such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. BISYS shall perform such additional services as are provided on an amendment to this Agreement, in consideration of such fees as the parties hereto may agree. Notwithstanding the foregoing, BISYS agrees to provide reasonable assistance to Old Kent (including but not limited to consultation, employee training and performance of certain agreed upon tasks) in connection with Old Kent's performance of its duties and responsibilities under the Services Agreement. In performing its duties under this Agreement, BISYS will act in conformity with the Company's Declaration of Trust, By-Laws, Prospectuses and Statements of Additional Information as in effect from time to time and will conform to and comply with the requirements of the Investment Company Act of 1940 (the "1940 Act") and all other applicable federal and state laws and regulations. BISYS shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent Old Kent or the Company in any way and shall not be deemed an agent of Old Kent or the Company.

         2.     Fees.

                Old Kent shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, the Omnibus Fee Agreement between Old Kent and BISYS dated as of December 1, 1999 (the "Fee Agreement").

         3.     Reimbursement of Expenses.

                In addition to paying BISYS the fees referred to in Section 2 hereof, Old Kent agrees to reimburse BISYS for the following out-of-pocket expenses in providing services hereunder, subject to the dollar limitation contained in the Omnibus Fee Agreement:


                (a)   Costs of producing shareholder statements;

                (b)   Costs of producing transaction confirmations;

                (c)   Costs of maintaining 800 lines;

                (d)   Costs of NSCC processing; and

                (e)   Costs of IRA custody and tax reporting.

         4.     Effective Date.

                This Agreement shall become effective as of the date first written above or, if a particular Fund is not in existence on that day, on the date such Fund commences operation (the "Effective Date").

         5.     Term.

                The Term of this Agreement shall be as specified in the Omnibus Fee Agreement between Old Kent and BISYS dated as of December 1, 1999.

         6.     Uncontrollable Events.

                BISYS assumes no responsibility hereunder, and shall not be liable for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. BISYS shall, however, be obligated to design and institute reasonable procedures to prevent or limit any such damages, loss of data, delay or other loss.

         7.     Legal Advice.

                BISYS shall notify Old Kent at any time BISYS believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS' responsibilities and duties pursuant to this Agreement; and after so notifying Old Kent, BISYS, at its discretion, shall be entitled to seek, receive and act upon advice of qualified legal counsel of its choosing, reasonably acceptable to Old Kent and BISYS shall in no event be liable to the Company, or any Fund, or any shareholder or beneficial owner of the Company for any action reasonably taken pursuant to such advice.

         8.     Instructions.

                Whenever BISYS is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, BISYS shall be entitled to rely upon any certificate, letter or other instrument or communication, believed by BISYS to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Company or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Company or any other person authorized by the Company's Board of Trustees or by the shareholder or shareholder's agent, as the case may be.

                As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Company relating to the Funds to the extent that such services are described therein unless BISYS receives written instructions to the contrary in a timely manner from Old Kent or the Company.

         9. Standard of Care; Reliance on Records and Instructions; Indemnification.

                BISYS shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to Old Kent or the Company for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties. Old Kent agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS' actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to BISYS by a duly authorized representative of the Company or Old Kent; provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties; and further provided that prior to confessing any claim against it which may be the subject of this indemnification, BISYS shall give

Old Kent written notice of and reasonable opportunity to defend against said claim in its own name or in the name of BISYS.

                Any person, even though also an officer, director, employee or agent of BISYS who may be or become an officer, Trustee, employee or agent of the Company, shall be deemed, when rendering services to the Company or to any Fund, or acting on any business of the Company or of any Fund (other than services or business in connection with BISYS' duties hereunder) to be rendering such services to or acting solely for the Company or the Fund and not as an officer, director, employee or agent or one under the control or direction of BISYS even though paid by BISYS.

         10.    Record Retention and Confidentiality.

                BISYS shall keep and maintain on behalf of the Company all books and records that it is, or may be, required to keep and maintain in connection with the services provided hereunder pursuant to all applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act. BISYS further agrees that all such books and records shall be the property of the Company and to make such books and records available for inspection by Old Kent or the Company or by the Securities and Exchange Commission (the "Commission") at reasonable times and otherwise to keep confidential all books and records and other information relative to the Company and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by Old Kent or the Company, the shareholder, or shareholder's agent, or the dealer of record as to such account. BISYS agrees to surrender promptly such books and records upon request by Old Kent or the Company.

         11.    Rights of Ownership.

                All computer programs and procedures developed to perform services required to be provided by BISYS under this Agreement are the property of BISYS. All records and other data except such computer programs and procedures are the exclusive property of the Company and all such other records and data will be furnished to the Company in appropriate form as soon as practicable after termination of this Agreement for any reason.

         12.    Bank Accounts.

                Pursuant to the Services Agreement, the Company and the Funds have agreed to establish and maintain such bank accounts with such bank or banks as are selected by the Company, as are necessary in order that BISYS may perform the services required to be performed hereunder. To the extent that the performance of such services shall require BISYS directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Company and Funds have agreed to provide such bank or banks with all instructions and authorizations necessary for BISYS to effect such disbursements.

         13.    Representations of Old Kent.

                Old Kent certifies to BISYS that: (a) as of the close of business on the Effective Date, each Fund which is in existence as of the Effective Date has authorized unlimited shares, and (b) this Agreement has been duly authorized by Old Kent and, when executed and delivered by Old Kent, will constitute a legal, valid and binding obligation of Old Kent, enforceable against Old Kent in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         14.    Representations of BISYS.

                BISYS represents and warrants that: (a) BISYS has been in, and shall continue to be in, substantial compliance with all provisions of law, including Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required in connection with the performance of its duties under this Agreement; (b) the various procedures and systems which BISYS has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Company and BISYS' records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder; and (c) this Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         15.    Insurance.

                BISYS shall notify Old Kent should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. BISYS shall notify Old Kent of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify Old Kent from time to time as may be appropriate of the total outstanding claims made by BISYS under its insurance coverage.

         16.    Information Furnished by Old Kent.

                Old Kent has furnished to BISYS the following:

                (a) Copies of the Declaration of Trust of the Company and any amendments thereto, certified by the proper official of the state in which each such document has been filed.

                (b)   Copies of the following documents:

                      1.     The Company's Bylaws and any amendments thereto;

                      2.     Certified copies of the following resolutions:

                                    Resolutions of the Board of Trustees of the Company authorizing (i) Old Kent to provide transfer agency services for the Company and
                                    (ii) specified officers of the Company to instruct Old Kent pursuant to the Services Agreement.

                (c) A list of all officers of the Company and Old Kent, together with specimen signatures of those officers, who are authorized to instruct BISYS in all matters.

                (d) Two copies of the following (if such documents are employed by the Company):

                      1.     Prospectuses and Statement of Additional
                             Information;

                      2.     Distribution Agreement; and

                      3. All other forms commonly used by the Company or its Distributor with regard to their relationships and transactions with shareholders of the Funds.

                (e) A certificate as to shares of beneficial interest of the Company authorized, issued, and outstanding as of the Effective Date of this Agreement and as to receipt of full consideration by the Company for all shares outstanding, such statement to be certified by the Treasurer of the Company.

         17.    Information Furnished by BISYS.

                BISYS has furnished to Old Kent the following:

                (a)   BISYS' Articles of Incorporation.

                (b)   BISYS' Bylaws and any amendments thereto.

                (c) Certified copies of actions of BISYS covering the following matters:

                      1. Approval of this Agreement, and authorization of a specified officer of BISYS to execute and deliver this Agreement;

                      2. Authorization of BISYS to act as Sub-Transfer Agent for the Company.

                (d) A copy of the most recent independent accountants' report relating to BISYS' internal accounting control systems as filed with the Commission pursuant to Rule 17Ad-13 under the Exchange Act.

         18.    Amendments to Documents.

                Old Kent shall furnish BISYS written copies of any amendments to, or changes in, any of the items referred to in Section 16 hereof forthwith upon such amendments or changes becoming effective. In addition, Old Kent agrees that no amendments will be made to the Prospectuses or Statement of Additional Information of the Company which might have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might affect the duties of BISYS hereunder unless Old Kent first obtains BISYS' approval of such amendments or changes.

         19.    Reliance on Amendments.

                BISYS may rely on any amendments to or changes in any of the documents and other items to be provided by Old Kent pursuant to Sections 16 and 18 of this Agreement and Old Kent hereby indemnifies and holds harmless BISYS from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of BISYS in reasonable reliance upon such amendments and/or changes. Although BISYS is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 16 and 18 hereof, BISYS shall be under no duty to comply with or take any action as a result of any of such amendments or changes unless Old Kent first obtains BISYS' written consent to and approval of such amendments or changes.

         20.    Compliance with Law.

                Old Kent represents and warrants that the Company has assumed full responsibility for the preparation, contents, and distribution of each prospectus of the Company as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction except for any noncompliance caused by the actions of Old Kent and its affiliates and agents or based upon information provided by Old Kent and its affiliates and agents. BISYS shall have no obligation to take cognizance of any laws relating to the sale of the Company's shares. Old Kent further represents and warrants that no shares of the Company will be offered to the public until the Company's registration statement under the 1933 Act and the 1940 Act has been declared or becomes effective.

         21.    Notices.

                Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address: if to Old Kent, at 250 Monroe Street, N.W. Grand Rapids, Michigan 49503, facsimile number (616) 771-0268, ATTENTION: JAMES DUCA; and if to BISYS, at 3435 Stelzer Road, Columbus, Ohio 43219, facsimile number (614) 470-8715, ATTENTION: WILLIAM J. TOMKO; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         22.    Headings.

                Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         23.    Assignment.

                This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         24.    Governing Law.

                This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that applicable laws of the State of Ohio or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

         25.    Proprietary and Confidential Information.

                BISYS agrees on behalf of itself and its officers and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Old Kent, which approval shall not be unreasonably withheld and may not be withheld where BISYS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Old Kent.

         26.    Year 2000 Readiness.

                   BISYS has performed comprehensive date testing on the systems it utilizes to provide the services hereunder to simulate the actual turning of the century and leap year. These tests were intended to identify any operational issues regarding the accurate process of date/time data from, into and between the Twentieth and Twenty-First Century, including leap year calculations. BISYS agrees to use all commercially reasonable efforts to implement all necessary updates and changes for such systems, if any, to accommodate the turn of the century and leap year if not making such updates or changes would have a material or significant adverse affect on the services to be performed by BISYS hereunder. BISYS agrees to provide the Company with updates on the status of its Year 2000 readiness project and to make its personnel reasonably available to address any questions or concerns.

                If, at any time prior to December 31, 1999, the Company or Old Kent reasonably determines that any of the systems BISYS utilizes to perform the services hereunder will not be Year 2000 ready, and that such lack of readiness will have a material or significant adverse effect on the services to be performed by BISYS hereunder, Old Kent shall have the right to terminate this Agreement upon providing written notice to BISYS describing, in reasonable detail, the basis for its termination; provided, however, that BISYS shall have sixty (60) days following receipt of any such notice to cure any deficiencies to Old Kent's reasonable satisfaction. Promptly upon becoming aware of such, BISYS agrees to use all commercially reasonable efforts to cure any defect or deficiency that relates to the processing of date/time data from, into and between the Twentieth and Twenty-First centuries, including leap year calculations, in any system BISYS utilizes to provide services hereunder if not curing such defect or deficiency would have a material or significant adverse effect on the services to be performed by BISYS hereunder.

         27.    Amendments.

                No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties hereto.

         28.    Multiple Originals.

                This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         29.    Matters Relating to the Trust as a Massachusetts Business Trust.

                The names "The Kent Funds" and "Trustees of the Kent Funds" refer respectively to the business trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of May 9, 1986 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Kent Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund must look solely to the assets of the Trust, belonging to such Fund for the enforcement of any claims against the Trust.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                     OLD KENT SECURITIES CORPORATION

                                     By: /s/ Mark S. Crouch
                                        ------------------------------------
                                     Title: President
                                           ---------------------------------

                                     BISYS FUND SERVICES OHIO, INC.


                                    By: /s/
                                        ------------------------------------
                                     Title: President
                                           ---------------------------------

                                   SCHEDULE A

                                     TO THE
                          SUB-TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                         OLD KENT SECURITIES CORPORATION
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


                                    SERVICES


RECORDKEEPING
1.       Produce monthly shareholder statements by the fifth business day
2.       Post shareholder transactions
3.       Produce and mail daily confirmations to shareholders
4.       Produce and mail dividend and redemption checks
5.       Balance daily transaction activity
6.       Disburse dividends and capital gains
7.       Maintain shareholder information files
8.       Manage daily ACH transmissions
9.       Monitor NSCC activity
10. Complete cash settlement between funds, custodians, NSCC and shareholders
11.      Reconcile deposit, redemption, wire, check writing, dividend and DDA's
12.      Microfiche all source documentation
13.      Prepare daily open items report
14.      Calculate and produce shareholder tax records
15.      Coordinate development of systematic enhancements
16.      Communicate and coordinate corporate action events
17.      Perform legal review on all incoming transactions
18.      Complete quality assurance review of transactions processed at BISYS
19.      Calculate and distribute 12b-1 and shareholder services fees
20.      Provide standard sales activity reports
21.      Accept and track incoming retirement rollover subscriptions
22.      Process previously-authorized purchases
23.      Process systematic withdrawals
24.      Complete gross dividend reinvestment
25.      Process payments to multiple payees
26.      Develop and utilize interface capabilities
27.      Manage FundServ linkage
28.      Support full NSCC networking support

29.      Establish account relationship linking
30.      Maintain 401(k) interface
31.      Service 403(b) and 408(c) accounts
32.      Manage cash sweeps between DDAs and mutual fund accounts

SHAREHOLDER SERVICING
33. Staff toll-free telephone lines on weekdays from 8 a.m. to 5 p.m. EST for overflow and from 5 p.m. to 9 p.m.
34.      Process and verify telephone transactions
35.      Research and resolve account documentation issues
36.      Handle shareholder correspondence including registered complaints
37. Mail literature requests to prospects and existing shareholders by ordering from fulfillment vendor
38. Provide voice-response system account balances, Fund yields, Fund NAVs and offering prices, and Fund total rates of returns
39.      Assist shareholder and tax form questions
40.      Assist sales representatives with establishing accounts
41.      Send duplicate confirm, when required
42.      Advise shareholders of procedures for changing account options
43. Provide agreements for corporation and partnerships to establish accounts

SYSTEMS (ADDITIONAL CHARGES WILL VARY BY PROJECT)
44.      Prepare research/feasibility studies
45.      Develop systems specifications and implementation plans
46.      Design and testing of changes
47.      Complete implementation/conversion

MISCELLANEOUS
48.      Assist with management/implementation of DDA Sweep
49.      Coordinate use of outside vendors by the Company
50.      Provide a designated project manager for routine on-going projects
51.      Provide institutional trade facilitation
52.      Assist with asset-related conversions

                                   SCHEDULE B

                      TO THE SUB-TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                         OLD KENT SECURITIES CORPORATION
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


         Pursuant to Section 1 of this Agreement, BISYS has agreed to perform the services described in this Agreement in accordance with the service standards set forth in this Schedule B. Such standards are contained on the page attached hereto. The parties agree that such service standards may be revised, from time to time, by mutual agreement.

         Each of the service standards will be monitored by a Quality Assurance team. In the event BISYS fails to meet a service standard in any particular month, BISYS agrees to take appropriate corrective measures within the following thirty-day period in order to be in compliance with the appropriate standard at the end of such thirty-day period; provided, however, that the foregoing requirement shall not apply in those instances in which BISYS's failure to meet a service standard was due to circumstances beyond its control.

         In the event BISYS fails to meet a particular service standard (except for any failure due to circumstances beyond its control) in two consecutive months, the fee payable to BISYS hereunder shall be reduced by one percent (1%) or such lower amount as the parties shall agree upon for the second of those two months. If such failure occurs in three consecutive months, the fee payable to BISYS hereunder shall be reduced by one and one-half percent (1.5%) or such lower amount as the parties shall agree upon for the third of those three months.

         In the event BISYS fails to meet a particular service standard (except for any failure due to circumstances beyond its control) for any three months within a six-month period, such failure shall be deemed to be a service standard deficiency for purposes of the "cause" definition set forth in Schedule B to the Fee Agreement.

                               SERVICING STANDARDS


ITEM                                                          STANDARD

TRANSFER AGENCY (PROCESSING)

         NEW ACCOUNT SET-UP

                Timeliness                                    100% processed same day

                Accuracy                                      98%

         FINANCIAL QUALITY RATE

                Timeliness                                    100% processed same day

                Accuracy                                      98%

         MAINTENANCE ITEMS

                Non-financial                                 5 business days

         NOT IN GOOD ORDER ITEMS                              Call out next business day

         RESEARCH IN BY PHONE OR MAIL                         100% completed within 5 business
                                                              days from day of receipt

         TRANSFER AGENCY (PRINT/MAIL)

         QUARTERLY STATEMENTS                                 Five business days
         DAILY CONFIRMS                                       T+2
         CHECKS                                               T+1

         TRANSFER AGENCY (FULFILLMENT)                        within 48 hours

         TRANSFER AGENCY (PHONES)

                Abandonment Rate                              2.5% or less

                Average speed of answer                       20 seconds or less

                Service level                                 85% of calls will be answered in 20
                                                              seconds or less

                                   SCHEDULE C

                                     TO THE
                          SUB-TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                         OLD KENT SECURITIES CORPORATION
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


                                     REPORTS

1.       Daily Shareholder Activity Journal

2.       Daily Fund Activity Summary Report

         a.     Beginning Balance

         b.     Dealer Transactions

         c.     Shareholder Transactions

         d.     Reinvested Dividends

         e.     Exchanges

         f.     Adjustments

         g.     Ending Balance

3.       Daily Wire and Check Registers

4.       Monthly Dealer Processing Reports

5.       Monthly Dividend Reports

6.       Sales Data Reports for Blue Sky Registration

7. Annual report by independent public accountants concerning BISYS' shareholder system and internal accounting control systems to be filed with the Securities and Exchange Commission pursuant to Rule 17Ad-13 of the Securities Exchange Act of 1934, as amended.



                                      C-1